Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-202386) and Form S-8 (Registration No. 333-192092) of Essent Group Ltd. of our report dated February 26, 2016 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania

February 26, 2016